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                                                                     EXHIBIT 5.1

                                 June 24, 1998



Starlight Entertainment, Inc.
10831 South Crossroads Drive
Parker, Colorado 80134

Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

We have also examined the Registration Statement of your company on Form SB-2 which was transmitted for filing with the Securities and Exchange Commission (the "Commission") on June 24, 1998, covering the registration under the Securities Act of 1933, as amended, of the following:

(a) 1,150,000 shares of Common Stock to be sold to the public pursuant to the terms of the Underwriting Agreement;

(b) 1,150,000 Common Stock Purchase Warrants (the "Warrants") to be sold to the public pursuant to the terms of the Underwriting Agreement;

(c)  1,150,000 shares of Common Stock issuable upon exercise of the Warrants;

(d) 100,000 Representative's Warrants to purchase shares of the Common Stock and Warrants;

(e)  100,000 shares of Common Stock underlying the Representative's Warrants;

(f)  100,000 Warrants underlying the Representative's Warrants; and

(g)  100,000 shares of Common Stock issuable upon exercise of the Warrants,

including the exhibits and form of prospectus (the "Prospectus") filed therewith.
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Starlight Entertainment, Inc.
June 24, 1998
Page 2

On the basis of such examination, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

3. The shares of Common Stock of the Company to be issued pursuant to the Underwriting Agreement or the exercise of the Representative's Warrants are validly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with and (b) such shares have been duly delivered against payment therefor as contemplated by the Underwriting Agreement or the Representative's Warrants, such shares will be validly issued, fully paid, and nonassessable.

4. The Warrants have been duly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and of such "blue sky" and securities laws as may be applicable have been complied with, (b) the Warrants have been executed and authenticated in the manner set forth in the Warrant Agreement, and (c) the Warrants have been issued and delivered in the manner set forth in the Prospectus or the Representative's Warrants against payment therefor, the Warrants will have been validly executed, authenticated, issued, and delivered, will constitute the legal, valid, and binding obligations of the Company, will (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms and the terms of the Warrant Agreement or the Representative's Warrants, and will be entitled to the benefits provided by the Warrant Agreement or the Representative's Warrants.

5. The shares of Common Stock of the Company to be issued upon the exercise of the Warrants are validly authorized and, assuming (a) the shares of Common Stock so issuable will be validly authorized on the dates of exercise, (b) on the dates of exercise, the Warrants will have been duly executed, authenticated, issued, and delivered, the Warrant Agreement will have been duly executed and delivered, the Warrants and the Warrant Agreement will constitute the legal, valid, and binding obligations of the Company, the Warrants and the Warrant Agreement will (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' right generally) be enforceable as to the Company in accordance with their terms and the terms of the Warrant Agreement (in the case of the Warrants) and in accordance with its terms (in the case of the Warrant Agreement), and the Warrants will be entitled to the benefits provided by the Warrant Agreement, and (c) no change occurs in the applicable law or the pertinent facts, when (d) the pertinent provisions of such "blue sky" and securities laws as may be applicable have been complied with and (e)
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Starlight Entertainment, Inc.
June 24, 1998
Page 3

     the Warrants are exercised in accordance with their terms and the terms of the Warrant Agreement, the shares of Common Stock so issuable will be validly issued, fully paid, and nonassessable.

6. The Representative's Warrants have been duly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and of such "blue sky" and securities laws as may be applicable have been complied with, (b) the Representative's Warrants have been executed and (c) the Representative's Warrants have been issued and delivered in the manner set forth in the Prospectus against payment therefor, the Representative's Warrants will have been validly executed, issued, and delivered, will constitute the legal, valid, and binding obligations of the Company, will (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.


                               Very truly yours,


                               /s/ Dill Dill Carr Stonbraker & Hutchings, P.C. DILL DILL CARR STONBRAKER
                                & HUTCHINGS, P.C.